UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 28, 2006

IMAGENETIX, INC.
(Exact name of registrant as specified in its charter)

Nevada	033-24138-D	87-0463772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10845 Rancho Bernardo Road, Suite 105
San Diego, California		92127
(Address of Principal Executive Offices)		(Zip Code)

(858) 674-8455
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
Item 8.01. Other Events.

SIGNATURE

Section 8 — Other Events

Item 8.01. Other Events.

Effective September 30, 2006, Imagenetix terminated its agreement with Proprietary Nutritionals, Inc., for marketing of its product Celadrin.TM  On September 28, 2006, the Company received a copy of a Complaint filed by Proprietary Nutritionals, Inc., Proprietary Nutritionals, Inc. V. Imagenetix, Inc., Thomas Hall and Frank Sajovic, No. 06CV2091 L POR (U.S. District Court, S.D. Cal.).   The Complaint alleges breach of contract by Imagenetix with respect to Imagenetix’s termination of the agreement, tortious interference with PNI’s business relations and economic advantages and quantum meruit claims.  The Company believes the allegations lack merit and the termination was proper under the terms of the agreement providing for termination upon a material breach including failure to meet sales goals.  Imagenetix intends to vigorously defend the litigation and will assert claims on behalf of the Company against PNI for breach of the agreement.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGENETIX, INC.
By:	/s/ WILLIAM P. SPENCER
William P. Spencer
Chief Executive Officer and President

Dated: October 4, 2006